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                                OPTION AGREEMENT

         THIS OPTION AGREEMENT (this "Agreement") is made this 30th day of November, 1998, by and between Edward B. Romanov, Jr., an individual residing in Point Pleasant, Pennsylvania ("Optionor"), and ElderTrust Operating Limited Partnership, a Delaware limited partnership ("Optionee").

         1. Grant of Option. Optionor, in consideration of the sum of Ten Dollars ($10) Dollars (the "Option Price"), receipt and sufficiency of which are hereby acknowledged, hereby grants to Optionee the exclusive right and option (the "Option") to purchase all of Optionor's right, title and interest in and to Vernon ALF, L.L.C. ("Vernon ALF Ownership Interest"). Good and clear title to the Vernon ALF Ownership Interest, free and clear of all liens and encumbrances except as may be acceptable to Optionee, is to be conveyed upon exercise of the Option.

         2. Exercise of the Option. The Option may be exercised by Optionee at any time on or before November 30, 1999 (the "Option Period") by providing written notice of such election to Optionor prior to the expiration of the Option Period. Nothing herein shall be construed to obligate Optionor to exercise the Option and Optionor hereby acknowledge and agree that the Option may be exercised by Optionee at Optionee's sole and absolute discretion.

         3. Purchase Price. If Optionor exercises the Option as herein provided, Optionee shall pay to Optionor a purchase price for the Premises in the amount of Thirty-Two Hundred Forty-Four ($3,244.00) Dollars (the "Purchase Price").

         4. Representations and Warranties. Optionor hereby represents and warrants to Optionee that Optionor is thc sole owner of the Vernon ALF Ownership Interest and has the full and complete authority to enter into this Agreement and convey the Vernon ALF Ownership Interest free and clear of any lien, claim or encumbrance. Optionee and Optionor agree to execute such other documentation and take such other action as may be commercially reasonable to effectuate this Agreement.

         5. Assignment. Optionee shall have the right to assign this Option, or any of Optionee's Rights hereunder, or to name nominees to take title to the Vernon ALF Ownership Interest.

         6. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         7. Time of the Essence. Whether or not elsewhere herein expressly provided, all times and dates for performance set forth in this Agreement are agreed to be of the essence of this Agreement.
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         8. Notices. Wherever in this Agreement it shall be required or permitted that notice or demand be given or served by either party to or on the other, such notice or demand shall be deemed duly given or served if, and shall not be deemed duly given or served unless, in writing and mailed by certified mail, return receipt requested, or sent by Federal Express or comparable private delivery service which provides proof of delivery, addressed as follows:

                  If given to Optionor:

                                     c/o ElderTrust
                                     101 East State Street
                                     Kennett Square, Pennsylvania 19348
                                     Attn: Edward B. Romanov, Jr.

                  If given to Optionee:

                                     c/o ElderTrust
                                     101 East State Street
                                     Kennett Square, Pennsylvania 19348
                                     Attn: Chief Financial Officer

         The time at which any notice or demand shall be deemed given or served shall be the time at which such notice or demand is mailed or delivered, whether or not such delivery is refused. Any notice may also bc delivered personally but only if delivered personally to the individuals to whom notice is required to be given as set forth above.

         IN WITNESS WHEREOF, Optionor and Optionee have executed this Agreement as of the date first above written.

OPTIONOR:                                  OPTIONEE:

/s/ Edward B. Romanov, Jr.
-----------------------------              ELDERTRUST OPERATING LIMITED
Edward B. Romanov, Jr.                     PARTNERSHIP,
                                              a Delaware limited partnership

                                           By: ElderTrust, its general partner


                                           By: /s/ D. Lee McCreary, Jr.
                                               ----------------------------
                                           Name:    D. Lee McCreary, Jr.
                                           Title:   Senior Vice-President